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                                                                     EXHIBIT 4.8

             AMENDMENT TO COMMON STOCK PURCHASE WARRANT AGREEMENT
             ----------------------------------------------------

     This Amendment To Common Stock Purchase Warrant Agreement is entered into as of this 11th day of June, 1999 by and between The viaLink Company ("viaLink") and Ron Beasley ("Beasley").

     Whereas viaLink (f/k/a Applied Intelligence Group, Inc.) and Beasley on June 12, 1997 entered into a Common Stock Purchase Warrant Agreement, a copy of which is attached hereto and incorporated herein by reference marked Exhibit A; and

     Whereas viaLink and Beasley desire to amend said Common Stock Purchase Warrant Agreement.

     Whereupon, Beasley and viaLink agree as follows:

     1. Said Common Stock Purchase Warrant Agreement is amended by deleting the second sentence of Section 1 thereof and replacing it with the following sentence: "The Warrants may be exercised in whole or in part at any time or from time to time during the period commencing June 11, 1999 (the "Commencement Date"), and ending on the earlier of (i) October 12, 1999 or (ii) thirty (30) days after the effective date of a Registration Statement relating to the resale of the shares underlying the warrants granted herein by presentation and surrender to Company at its principal office of the Warrants and Purchase Form annexed hereto, duly executed and accompanied by payment, in cash, certified or official bank check payable to the order of Company in the amount of the Exercise Price for the number of shares of Stock (or Warrant Securities) specified in such Form."

The viaLink Company



BY:  /s/John M. Duck                         /s/Ron Beasley
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                                             Ron Beasley

ITS: Vice President, Secretary & Treasurer
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DATE: June 11, 1999                          DATE: June 11, 1999
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